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                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1998 incorporated by reference in Western Wireless Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.


/s/  Arthur Andersen LLP
Seattle, Washington
March  27, 1998